UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2008
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

2.01	Completion of Acquisition or Disposition of Assets	3

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off
	Balance Sheet Arrangement of a Registrant	3

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
	of Certain Officers; Compensatory Arrangements of Certain Officers	3

9.01	Financial Statements and Exhibits	5
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01.	Entry into a Material Definitive Agreement
On July 1, 2008, The E. W. Scripps Company (the “Company” or “Scripps”) completed the distribution of all of the outstanding Class A Common Shares and Common Voting Shares of Scripps Networks Interactive, Inc. (“SNI”) (the “Spin-Off”). In connection with the Spin-Off, the following agreements between Scripps and SNI became effective:
•	Transition Services Agreement

•	Employee Matters Agreement

•	Tax Allocation Agreement
On June 30, 2008, the Company entered into a new Revolving Credit Agreement as discussed in Item 2.03 below.

Item 2.01.	Completion of Acquisition or Disposition of Assets
As described in Item 1.01 above, the Spin-Off of SNI to the shareholders of Scripps was completed on July 1, 2008. SNI is now an independent public company trading under the symbol SNI on the New York Stock Exchange. On July 1, 2008, the shareholders of record as of June 16, 2008 (the “Record Date”) received one SNI Class A Common Share for every Scripps Class A Common Share held as of the Record Date and one SNI Common Voting Share for every Scripps Common Voting Share held as of the Record Date.
The unaudited pro forma financial information of Scripps giving effect to the Spin-Off, and the related notes thereto, will be filed on Form 8-K as Exhibit 99.1 on July 8, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
On June 30, 2008, the Company entered into a Revolving Credit Agreement (“Revolving Credit Agreement”) expiring on June 30, 2013, with a total availability of $200 million. This replaced our previous Competitive Advance and Revolving Credit Facilities and a commercial paper program that collectively permitted aggregate borrowings up to $750 million. Borrowings are available on a committed revolving credit basis at an adjusted rate based on LIBOR or the higher of prime or the Federal Funds rate plus 0.5% . The agreement includes certain affirmative and negative covenants, including maintenance of minimum interest coverage ratio and leverage ratio.
On June 30, 2008, we borrowed $60 million under the Revolving Credit Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by E.W. Scripps on its current report on Form 8-K filed May 8, 2008, in connection with the Spin-Off of SNI, the following changes to the composition of Scripps’s board of directors were effective July 1, 2008
•	Kenneth W. Lowe, Nicholas B. Paumgarten, David A. Galloway, Jarl Mohn, Jeffrey Sagansky and Ronald W. Tysoe resigned from the board of directors of Scripps and its associated committees;

•	The following individuals joined The E. W. Scripps Company board:
•	Richard A. Boehne, Mary McCabe Peirce, John W. Hayden, Roger L. Ogden and Kim Williams
Effective as of July 1, 2008, the membership of the committees of Scripps’s board of directors is as follows:
•	Executive Committee
•	William R. Burleigh (Chair), Nackey E. Scagliotti and Richard A. Boehne

•	Audit Committee:
•	David M. Moffett (Chair), John W. Hayden and Kim Williams
•	Compensation Committee
•	Roger L. Ogden (Chair), John H. Burlingame and Kim Williams
•	Nominating & Governance Committee
•	Nackey E. Scagliotti (Chair), William R. Burleigh, John W. Hayden, Mary McCabe Peirce and Paul K. Scripps
In connection with the Spin-Off of Scripps Networks Interactive, Inc., the following changes to the composition of the Scripps’s executive officer group were effective on July 1, 2008
•	The following executive officers resigned
•	Kenneth W. Lowe, President and Chief Executive Officer

•	Joseph G. NeCastro, Executive Vice President and Chief Financial Officer

•	Anatolio B. Cruz III, Executive Vice President and General Counsel

•	Mark S. Hale, Senior Vice Present/Technology Operations

•	John F. Lansing, Senior Vice President

•	Jennifer L. Weber, Senior Vice President/Human Resources
•	The following executive officer appointments became effective
•	Richard A. Boehne, President and Chief Executive Officer

•	Timothy E. Stautberg, Senior Vice President and Chief Financial Officer

•	William Appleton, Senior Vice President and General Counsel

•	Lisa A. Knutson, Senior Vice President/Human Resources

•	Douglas F. Lyons, Vice President and Controller (Principal Accounting Officer)

•	Mark G. Contreras, Senior Vice President/Newspapers

•	William B. Peterson, Senior Vice President/Television

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description of Item

10.1	Transition Services Agreement

10.2	Employee Matters Agreement

10.3	Tax Allocation Agreement

10.4	Revolving Credit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY
BY: /s/ Douglas F. Lyons
Douglas F. Lyons
Dated: July 2, 2008	Vice President and Controller (Principal Accounting Officer)